UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 10, 2017

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

1-01402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
Sempra Energy	[ ]
San Diego Gas & Electric Company	[ ]
Southern California Gas Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sempra Energy	[ ]
San Diego Gas & Electric Company	[ ]
Southern California Gas Company	[ ]

FORM 8-K

Item 8.01 Other Events.
Proposed Decision Issued Regarding the Petition for Modification Requesting Two-Year Extension to File Next Cost of Capital Application
On May 10, 2017, a Proposed Decision (PD) was issued by the California Public Utilities Commission (CPUC) adopting, with certain modifications, the Joint Petition for Modification (PFM) filed on February 7, 2017 by San Diego Gas & Electric Company (SDG&E), Southern California Gas Company (SoCalGas), Pacific Gas and Electric (PG&E) and Southern California Edison Company (Edison) (collectively, the Joint Investor-Owned Utilities or Joint IOUs), along with the Office of Ratepayer Advocates (ORA) and The Utility Reform Network (TURN). The PD’s modification to the PFM extends the date for the next cost of capital filing to March 22, 2018, as opposed to April 22, 2019 as proposed in the PFM. Further, the PD requires testimony on specified factual questions to be provided in the next round of cost of capital filings.
The PD adopts the PFM, with certain modifications, providing an approximate one-year extension of the deadline for the Joint IOUs to file the next Cost of Capital application, and includes the following provisions agreed to by the Joint IOUs, ORA and TURN:

•	Effective January 1, 2018 the Joint IOUs will update their cost of capital for the following:

◦
True-up of long-term debt costs to reflect actual August 2017 embedded costs and forecasted interest rates for variable long-term debt and new long-term debt issuances scheduled from September 2017 through December 2018

◦
An update to preferred stock costs for any new issuances since January 1, 2013 and any new preferred stock anticipated to be issued in 2017-2018 (for SDG&E and SoCalGas, there have been no such issuances since January 1, 2013 and no issuances are anticipated through 2018)

◦	An adjustment to the authorized Return on Equity (ROE) effective January 1, 2018 through December 31, 2018 for SDG&E and SoCalGas as follows:

	Current ROE	Adjusted ROE	Change
SDG&E	10.30%	10.20%	(0.10)%
SoCalGas	10.10%	10.05%	(0.05)%

◦
The Cost of Capital adjustment mechanism (CCM) will not be in effect in 2018 to adjust cost of capital. The updated costs of long-term debt and preferred stock (if applicable) and new ROEs will remain in effect through December 31, 2018, with the next Cost of Capital proceeding (to be filed on March 22, 2018) to become effective January 1, 2019.

◦	Ratemaking capital structures, as shown below, will remain at previously adopted levels until modified, if at all, by a future Cost of Capital decision by the CPUC:

	Long-term Debt	Preferred Stock	Common Equity
SDG&E	45.25%	2.75%	52.00%
SoCalGas	45.60%	2.40%	52.00%

The PD is subject to the approval of the CPUC. The earliest the CPUC could adopt a final decision in this proceeding is June 15, 2017. We are evaluating comments we expect to file in response to the PD. While the actual changes to the revenue requirements resulting from this PFM would not be known until the above-mentioned filing is submitted and the actual cost of debt through August 2017 and forecasted cost through 2018 is quantified in the third quarter of 2017, SDG&E and SoCalGas estimate that the reductions in their annual revenue requirements will be within a range of $12 million to $20 million and $40 million to $48 million, respectively, beginning in 2018.

We provide additional information regarding the CPUC’s cost of capital proceeding and the CCM in Note 14 of the Notes to Consolidated Financial Statements in Sempra Energy’s, SDG&E’s and SoCalGas’ combined Annual Report on Form 10-K for the year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.
Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

▪
actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate;

▪
the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners;

▪	the resolution of civil and criminal litigation and regulatory investigations;

▪
deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability;

▪
the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

▪
changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; and the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services;

▪
risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

▪
weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers;

▪
cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

▪
capital markets and economic conditions, including the availability of credit and the liquidity of our investments; and fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations;

▪
changes in the tax code as a result of potential federal tax reform, such as the elimination of the deduction for interest and non-deductibility of all, or a portion of, the cost of imported materials, equipment and commodities;

▪
changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export;

▪	the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors;

▪	expropriation of assets by foreign governments and title and other property disputes;

▪	the impact on reliability of SDG&E’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

▪
the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation; and

▪	other uncertainties, some of which may be difficult to predict and are beyond our control.
We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our most recent Annual Report on Form 10-K and other reports that we file with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: May 11, 2017	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY,
(Registrant)

Date: May 11, 2017	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: May 11, 2017	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer